Consent of Ernst & Young LLP, Independent Auditors


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 15, 1998, except for Note 10, as to which the date is February 20, 1998, in the Registration Statement to be filed on or about May 28, 1998 and related Prospectus of RCN Corporation for the
registration         % Senior Discount Notes due 2008.



                                                     /s/ Ernst & Young LLP

Vienna, Virginia
May 28, 1998